Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of this 12 day of May, 2026, by and between ReTo Eco-Solutions, Inc., a British Virgin Islands business company with company number 1885527 (the “Company”), and the person or entity listed on the signature page hereto under the heading “Purchaser” (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Class A shares, no par value, of the Company (the “Shares”), subject to the terms, conditions and restrictions set forth herein; and

WHEREAS, the offer and sale of the Shares by the Company (the “Offering”) as set forth herein is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Purchaser do hereby agree as follows:

1.	Purchase and Sale

1.1. Purchase and Issuance of the Shares.  The Purchaser is hereby subscribing for and purchasing the number of Shares indicated on the signature page hereto by the caption “Number of Shares Subscribed for” (the “Purchaser’s Shares”), which Purchaser’s Shares will be issued solely to the Purchaser. The Purchaser understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Purchaser’s Shares shall be US$0.12 per share for an aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”). The Purchaser’s delivery of this Agreement to the Company or its legal counsel shall be accompanied by payment for the Purchaser’s Shares subscribed for and purchased hereunder, payable in United States dollars or other legal currencies acceptable to the Company, by check or wire transfer to an account maintained by the Company and provided in writing to the Purchaser.

1.2. Closing.  The closing of the Purchaser’s purchase of the Purchaser’s Shares (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, or such other place as determined by the Company (including remotely via deliver of electronic documents). The Closing shall take place on or after the date the Purchase Price for the Shares (represented by cleared funds in the case of checks delivered) has been received by the Company in its designated account, and assuming the satisfaction of the conditions set forth in Section 1.3 below. Following the Closing, copies of the signed Agreement, as well as a book entry statement for the Purchaser’s Shares, shall be delivered electronically to the Purchaser’s email address set forth on the signature page hereto.

1.3. Closing Conditions. The Company’s right to sell the Purchaser’s Shares to the Purchaser is conditioned upon satisfaction of the following conditions precedent on or before the date of the Closing (any or all of which may be waived by the Company and the Purchaser in his, her or its sole discretion):

i. On the date of the Closing, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

ii. The board of directors of the Company shall have approved the issuance of the Purchaser’s Shares pursuant to this Agreement in accordance with the applicable laws of the British Virgin Islands.

iii. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing.

2.	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company that:

2.1. Purchaser.  The information concerning the Purchaser provided by the Purchaser to the Company (including the information regarding the Purchaser set forth on the signature page hereto and in the Investor Suitability Questionnaire annexed hereto as Exhibit A) is true, complete and accurate in all respects.

2.2. Intent.  The Purchaser is purchasing the Purchaser’s Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  The Purchaser has no present arrangement to sell or otherwise transfer or dispose of the Purchaser’s Shares to or through any person or entity.  The Purchaser understands that the Purchaser’s Shares must be held indefinitely unless such Purchaser’s Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.3. [Reserved].

2.4. Investment Experience.  The Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters so as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of the Purchaser or the Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Purchaser can protect its own interests in connection with the transactions described in this Agreement.  The Purchaser is able to afford the loss of its entire investment in the Purchaser’s Shares.

2.5. Independent Investigation.  The Purchaser, in making the decision to purchase the Purchaser’s Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties, or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto.  The Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Purchaser has requested.

2.6. Authority.  This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party.  In case the Purchaser is an entity, it was not formed for the specific purpose of acquiring the Purchaser’s Shares, is a company incorporated, duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated. Entering into this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound.

2.7. Not a Broker-Dealer.  The Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Purchaser is a member of FINRA, or associated or Affiliated with a member of FINRA, such Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Purchaser’s Shares. As used herein, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

2.8. Not an Underwriter.  The Purchaser is not an underwriter of the Purchaser’s Shares, nor is it an Affiliate of an underwriter of the Purchaser’s Shares.

2.9. No Advice from Company.  The Purchaser acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC filings of the Company, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. The Purchaser also acknowledges that it has had the opportunity to review this Agreement, the exhibits hereto and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement, the Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Purchaser has consulted, to the extent deemed appropriate by the Purchaser, with the Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchaser’s Shares and on that basis believes that investing in the Purchaser’s Shares is suitable and appropriate for the Purchaser.

2.10. Regulation S Exemption.  The Purchaser understands that the Purchaser’s Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchaser’s Shares.  In this regard, the Purchaser represents, warrants and agrees that:

i. The Purchaser is not a U.S. Person and is not an Affiliate of the Company and is not acquiring the Purchaser’s Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

A.	any natural person resident in the United States of America;

B.	any partnership or corporation organized or incorporated under the laws of the United States of America;

C.	any estate of which any executor or administrator is a U.S. Person;

D.	any trust of which any trustee is a U.S. Person;

E.	any agency or branch of a foreign entity located in the United States of America;

F.	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

H.	any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

ii. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

iii. The Purchaser is not acquiring the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Shares under an exemption from the registration requirements of the Securities Act. “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

iv. The Purchaser will not, during the period commencing on the date of issuance of the Purchaser’s Shares and ending on the 40th day of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Purchaser’s Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

v. The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Purchaser’s Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

vi. The Purchaser was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Purchaser’s Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

vii. Neither the Purchaser nor any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Purchaser’s Shares and the Purchaser and any person acting on his, her or its behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

viii. The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

ix. Neither the Purchaser nor any person acting on his, her or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Purchaser’s Shares.  The Purchaser agrees not to cause any advertisement of the Purchaser’s Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchaser’s Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

x. The Purchaser has carefully reviewed and completed the Investor Suitability Questionnaire annexed hereto as Exhibit A.

2.11. No Advertisements.  The Purchaser is not subscribing for the Purchaser’s Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

2.12. Legend.  The Purchaser acknowledges and agrees that the Purchaser’s Shares shall bear a restrictive legend (the “Legend”), in the form and substance as set forth in Section 5 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 (as defined below) under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.13. Economic Considerations.  The Purchaser is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Purchaser has relied solely on his, her or its own advisors.

2.14. Compliance with Laws.  Any resale of the Purchaser’s Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with the Company’s memorandum and articles of association (as amended or amended and restated from time to time), the BVI Business Companies Act, 2004 (as amended) and exemptions from registration afforded by Regulation S.  Further, any such sale of the Purchaser’s Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Purchaser will not offer to sell or sell the Purchaser’s Shares in any jurisdiction unless the Purchaser obtains all required consents, if any. The Purchaser acknowledges that such Purchaser is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Purchaser’s Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.15. Investment Commitment.  The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Purchaser’s Shares will not cause such overall commitment to become excessive.

2.16. Receipt of Information.  The Purchaser has received all documents, records, books and other information pertaining to the Purchaser’s investment in the Company that has been requested by the Purchaser.

2.17. Information Available.  The Purchaser acknowledges it has availed itself of full access to the Company’s public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

2.18. No Governmental Review.  The Purchaser is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Purchaser’s Shares or the Company, or (iii) guaranteed or insured any investment in the Purchaser’s Shares or any investment made by the Company.

2.19.  Potential Loss of Investment; Risk Factors.  The Purchaser understands that an investment in the Purchaser’s Shares is highly speculative which involves a significant degree of risk and the potential loss of Purchaser’s entire investment. The Purchaser has considered carefully and understands the risks associated with an investment in the Purchaser’s Shares, including those risk factors contained in the Company’s filings with the SEC.

2.20. No Participation in the Management of Business. The Purchaser acknowledges that it does not have any intention to control or participate in the management of the business of the Company. Purchaser hereby agrees that neither the Purchaser nor any of its affiliates shall seek to control or participate in the management of the business of Company. The Purchaser further agrees that it shall not seek to appoint any director of the Company or cause any change to the board of directors of Company in any way.

2.21. CSRC Filings Assistance. The Purchaser understands that the Company may be required to file with China Securities Regulatory Commission (“CSRC”) in respect to the transactions contemplated under this Agreement within three business days following the Closing. The Purchaser agrees to provide the Company with the information or assistance necessary to complete the CSRC filings.

3.	Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that:

3.1. Valid Issuance of Shares.  The Company is authorized to issue an unlimited number of Shares, designated as follows: an unlimited number of Class A shares and up to a maximum of 2,000,000 Class B shares.  As of the date hereof, the Company has issued 13,079,201 Class A shares and 1,000,000 Class B shares issued and outstanding.  All of the issued Shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of the British Virgin Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3. Authorization; Enforcement. The Company has the corporate power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Purchaser’s Shares to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.4. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Agreement, other than: (i) the notice and/or application(s) to The Nasdaq Stock Market LLC for the issuance and sale of the Purchaser’s Shares and the listing of such Shares for trading thereon in the time and manner required thereby and (ii) the notice and/or application(s) to the CSRC for the issuance and sale of the Purchaser’s Shares, if applicable.

3.5. Issuance of the Securities. The Purchaser’s Shares have been, or will be, duly and validly authorized and on their respective dates of issuance, such Shares will be duly and validly issued, fully paid and non-assessable. The Purchaser’s Shares, upon issuance, are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws.

3.6. Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Purchaser’s Shares by the Company to Purchaser as contemplated hereby.

3.7. Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to any Purchaser’s Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchaser’s Shares to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

3.8. Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Purchaser’s Shares by any form of general solicitation or general advertising or directed selling efforts.

4.	Subsequent Equity Sales

4.1. From the date hereof until twenty-four (24) months following the Closing, without the written consent by the Purchaser, neither the Company nor any subsidiary of the Company as set forth in its annual report on Form 20-F for the fiscal year ended December 31, 2025 (each, a “Subsidiary” and collectively, the “Subsidiaries”) shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Shares or Ordinary Share Equivalents or (ii) file any registration statement or any amendment or supplement thereto, provided however, the issuance of the Purchaser’s Shares hereunder shall not be subject to the foregoing provisions. For purposes of this section, “Ordinary Share Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time the Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, the Shares.

4.2. From the date hereof until twenty-four (24) months following the Closing, without the written consent by the Purchaser, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of the Shares or the Ordinary Share Equivalents (or a combination of units thereof) or equity-linked instruments involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.3. From the date hereof until twenty-four (24) months following the Closing, if the Company effects or enters into an agreement to effect any issuance by the Company or any of its Subsidiaries of financial instruments as listed in Sections 4.1 and 4.2, the Company shall be held liable to the Purchaser in the amount of 100% of the proceeds the Company obtains, before deducting any expenses, in the issuance of financial instruments as listed in Sections 4.1 and 4.2.

5.	Legends, etc.

5.1. Legend. Each certificate representing the Purchaser’s Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE SECURITY BY THE HOLDER THEREOF. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

5.2. Purchaser’s Compliance. Nothing in this Section 5 shall affect in any way a Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Purchaser’s Shares.

5.3. Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Purchaser’s Shares not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act, and in any event in accordance with the Company’s memorandum and articles of association (as amended or amended and restated from time to time) and the BVI Business Companies Act, 2004 (as amended).

6.	Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principals thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York County, in the State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

7.	Assignment; Entire Agreement; Amendment

7.1. Assignment. Purchaser agrees not to transfer or assign this Agreement or any of Purchaser’s interest herein and further agrees that the transfer or assignment of the Purchaser’s Shares acquired pursuant hereto shall be made only in accordance with all applicable laws.

7.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3. Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

7.4. Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

8.	Notices; Indemnity

8.1. Notices. Unless otherwise provided herein, all notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

8.2. Indemnification.  The Purchaser shall indemnify and hold the Company and its officers, directors, employees, agents and affiliates harmless from and against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of the Purchaser’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

10.	Survival; Severability

10.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date hereof and the issuance of the Purchaser’s Shares.

10.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Shares	BullionVault Partners Limited

Subscribed For: 12,500,000 Shares	Print Name of Purchaser

Purchase Price: US$1,500,000

(Signature of Purchaser or Authorized Signatory)

Address:

Telephone:

Fax:

Email:

Identification Number:

[Signature Page to Securities Purchase Agreement]

ACCEPTANCE OF SUBSCRIPTION

Name of Purchaser

ACCEPTED BY:

RETO ECO-SOLUTIONS, INC.

By:
Name: Xinyang Li
Title: Chief Executive Officer

Date:

Accepted for 12,500,000 Shares

Address for notices:

X-702, Tower A, 60 Anli Road
Chaoyang District, Beijing
People’s Republic of China 100101
Email:

[Signature Page to Securities Purchase Agreement]

Exhibit A

INVESTOR SUITABILITY QUESTIONNAIRE

FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S

CONFIDENTIAL

ReTo Eco-Solutions, Inc. (the “Company”) will use the responses to this questionnaire to qualify prospective investors for purposes of United States federal and state securities laws.  Please complete, sign, date and return one copy of this questionnaire to the Company as soon as possible, via mail or facsimile, to:

ReTo Eco-Solutions, Inc.

X-702, Tower A, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101

Name:	BullionVault Partners Limited

(EXACT NAME AS IT SHOULD APPEAR ON SECURITIES)

1.	Please indicate the country in which you maintain your principal residence and how long you have maintained your principal residence in that country.

Country:

Duration of Residence:

Address:

Email Address:

I.  INDIVIDUAL INVESTORS:

(Investors other than individuals should turn to Part II)

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Disclosure of Foreign Citizenship.

1.
	True	False	You are a citizen of a country other than the United States.

2.			If the answer to the preceding question is true, specify the country of which you are a citizen.

Verification of Status as a Non-“U.S. Person” under Regulation S.

3.
	True	False	You are a natural person resident in the United States.

PLEASE PROVIDE COPIES OF THE IDENFICATION DOCUMENTS ISSUED BY THE COUNTRY OF WHICH YOU ARE A CITIZEN.

PLEASE TURN TO PART III AND SIGN AND DATE THIS QUESTIONNAIRE

II. NON-INDIVIDUAL INVESTORS:*

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)

☐	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.

☐	PLEASE PROVIDE COPIES OF THE FORMATION DOCUMENTS ISSUED BY THE COUNTRY IN WHICH YOU WERE FORMED.

INITIAL EACH BOX TRUE OR FALSE

Disclosure of Foreign Ownership.

1.
	True	False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a “Foreign Entity”).

2.
	True	False	You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign partnerships (as defined below) (a “Foreign Corporation”).

3.
	True	False	You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Partnership (as defined below) (a “Foreign Partnership”).

4.
	True	False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

Verification of Status as a Non-“U.S. Person” under Regulation S.

1.
	True	False	You are a partnership or corporation organized or incorporated under the laws of the United States.

2.
	True	False	You are an estate of which any executor or administrator is a U.S. Person. If the preceding sentence is true, but the executor or administrator who is a U.S. Person is a professional fiduciary and (i) there is another executor or administrator who is a non-U.S. Person who has shared or sole investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law, you may answer “False.”

3.
	True	False	You are a trust of which any trustee is a U.S. Person. If the preceding sentence is true, but the trustee who is a U.S. Person is a professional fiduciary and (i) there is another trustee who is a non-U.S. Person who has shared or sole investment discretion with respect to the trust assets; and (ii) no beneficiary of the trust is a U.S. Person, you may answer “False.”

4.
	True	False	You are an agency or branch of a foreign entity located in the United States.

5.
	True	False	You are a non-discretionary or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person.

6.
	True	False	You are a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or (if an individual) resident in the United States. If the preceding sentence is true, but such account is held by a dealer or other professional fiduciary organized or incorporated, or resident in the United States for the benefit or account of a non-U.S. Person, you may answer “False.”

7.
	True	False	You are a partnership or corporation that was organized under the laws of any foreign jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act not organized or incorporated. If the preceding sentence is true, but you were organized or incorporated and are owned by accredited investors (as defined in rule 501(a) of Regulation D) who are not natural persons, estates or trusts, you may answer “False.”

8.
	True	False	You are an employee benefit plan established and administered in accordance with the law and customary practices and documentation of a country other than the United States.

9.
	True	False	You are an agency or branch of a U.S. Person located outside the United States that is (i) operated for valid business reasons; (ii) engaged in the business of insurance or banking; and (iii) subject to substantive insurance or banking regulation, respectively, where located.

10.
	True	False	You are the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or one of their agencies, affiliates or pension plans.

III. SIGNATURE

You agree that the Company may disclose this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true, complete and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

Date: 12 May, 2026

FOR INDIVIDUALS:

(Signature)

FOR ENTITIES:

BullionVault Partners Limited

Name of Entity

(Signature)

JEE, SHAK NYAN

Director